EXHIBIT 99.1

Quanex Building Products Announces First Quarter 2021 Results and Increases Full Year 2021 Guidance

Solid Growth and Significant Margin Expansion Realized Across All Operating Segments
Balance Sheet Remains Strong
Positive Outlook Intact

HOUSTON, March 04, 2021 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended January 31, 2021.

The Company reported the following selected financial results:

	Three Months Ended January 31,
	2021	2020
Net Sales	$230.1	$196.6
Gross Margin	$53.8	$39.2
Gross Margin %	23.4%	19.9%
Net Income	$7.9	$0.0
Diluted EPS	$0.24	$0.00

Adjusted Net Income	$9.0	$1.2
Adjusted Diluted EPS	$0.27	$0.04
Adjusted EBITDA	$24.3	$15.7
Adjusted EBITDA Margin %	10.6%	8.0%

Cash Used for Operating Activities	($3.4)	($3.7)
Free Cash Flow	($8.6)	($13.0)

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, stated, “We posted another very strong quarter as demand for our products remained high throughout the first quarter of 2021. In fact, we realized solid growth and significant margin expansion in each of our operating segments. On a consolidated basis, net sales increased by 17.1% and Adjusted EBITDA margin improved by approximately 260 basis points year-over-year as compared to the first quarter of 2020. Once again, volumes during the quarter were especially strong in Europe, and we remain optimistic on the global economic outlook despite the ongoing challenges related to the COVID-19 pandemic.

“Our balance sheet is strong, and we were able to repay $5.0 million in bank debt while repurchasing approximately $1.9 million of our common stock during the quarter. We are especially proud of this accomplishment since we are typically a net borrower during the first quarter of each year. We will remain focused on managing working capital and generating cash as the year progresses. Overall, we are delighted with the way our business is performing and we continue to be well positioned to benefit from tailwinds in the residential housing industry.” (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

First Quarter 2021 Results Summary

The increase in net sales during the three months ended January 31, 2021 was primarily the result of increased demand for the Company’s products across all product lines and operating segments. (See Sales Analysis table for additional information)

The increase in earnings for the first quarter of 2021 was largely due to higher volumes and improved operating leverage. The increase in earnings was somewhat offset by an increase in selling, general and administrative expenses, which was mostly attributable to elevated medical costs coupled with an increase in stock-based compensation expense that resulted from the shareholder value created by the appreciation of Quanex’s stock price during the period.

Balance Sheet & Liquidity Update

As of January 31, 2021, the Company had total debt of $113.6 million and its leverage ratio of Net Debt to LTM Adjusted EBITDA remained unchanged at 0.6x.   (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Quanex’s liquidity was $265.9 million as of January 31, 2021, consisting of $43.4 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2023, less letters of credit outstanding.

Share Repurchases

The Company’s Board of Directors authorized a $60 million share repurchase program in September of 2018. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The program does not have an expiration date or a limit on the number of shares that may be repurchased.   Quanex repurchased 76,495 shares of common stock for approximately $1.9 million at an average price of $25.20 per share during the three months ended January 31, 2021. As of January 31, 2021, approximately $9.3 million remained under the existing share repurchase authorization.

Outlook

George Wilson, President and Chief Executive Officer, commented, “Our outlook remains positive, and we continue to be optimistic about the economic recovery. It appears that the typical seasonality in our business may not be as pronounced this year, but we do expect inflationary pressures to be a factor as the year unfolds. Based on our strong first quarter results and ongoing conversations with our customers, we are raising our expectations for the year and now expect approximately 12% sales growth in our North American Fenestration segment, approximately 5% sales growth in our North American Cabinet Components segment, and approximately 22% sales growth in our European Fenestration segment. Overall, on a consolidated basis and assuming there is no adverse impact from the ongoing pandemic, we now believe this will equate to net sales of approximately $945 million to $965 million, which we expect will generate between $112 million and $122 million in Adjusted EBITDA* in fiscal 2021.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Recent Events

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share on the Company’s common stock, payable March 30, 2021, to shareholders of record on March 15, 2021.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, March 5, 2021, at 11:00 a.m. ET (10:00 a.m. CT). To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 9481425, and ask for the Quanex call a few minutes prior to the start time. A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events. A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through March 12, 2021. To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 9481425.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.   For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.   In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures. The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations.   Actual results or events may differ materially from this release.   For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share data) (Unaudited)

	Three Months Ended January 31,
	2021	2020

Net sales	$230,147	$196,597
Cost of sales	176,397	157,427
Selling, general and administrative	30,861	24,132
Restructuring charges	39	153
Depreciation and amortization	11,015	12,905
Operating income	11,835	1,980
Interest expense	(751)	(1,582)
Other, net	192	36
Income before income taxes	11,276	434
Income tax expense	(3,424)	(424)
Net income	$7,852	$10

Earnings per common share, basic	$0.24	$0.00
Earnings per common share, diluted	$0.24	$0.00

Weighted average common shares outstanding:
Basic	32,872	32,861
Diluted	33,212	33,078

Cash dividends per share	$0.08	$0.08

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	January 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$43,426	$51,621
Accounts receivable, net	82,538	88,287
Inventories, net	76,076	61,181
Prepaid and other current assets	7,213	6,217
Total current assets	209,253	207,306
Property, plant and equipment, net	182,371	184,104
Operating Lease Right-of-Use Assets	53,252	51,824
Goodwill	149,941	146,154
Intangible assets, net	91,806	93,068
Other assets	7,648	9,129
Total assets	$694,271	$691,585

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$62,553	$77,335
Accrued liabilities	37,450	38,289
Income taxes payable	3,768	6,465
Current maturities of long-term debt	704	692
Current Operating Lease Liabilities	7,738	7,459
Total current liabilities	112,213	130,240
Long-term debt	112,090	116,728
Noncurrent Operating Lease Liabilities	46,086	44,873
Deferred pension and postretirement benefits	10,871	10,923
Deferred income taxes	21,580	19,116
Other liabilities	13,723	13,946
Total liabilities	316,563	335,826
Stockholders’ equity:
Common stock	373	373
Additional paid-in-capital	252,277	253,458
Retained earnings	218,732	213,517
Accumulated other comprehensive loss	(24,424)	(33,024)
Treasury stock at cost	(69,250)	(78,565)
Total stockholders’ equity	377,708	355,759
Total liabilities and stockholders' equity	$694,271	$691,585

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Three Months Ended January 31,
	2021	2020
Operating activities:
Net income	$7,852	$10
Adjustments to reconcile net income to cash used for operating activities:
Depreciation and amortization	11,015	12,905
Stock-based compensation	523	(239)
Deferred income tax	1,925	(413)
Other, net	3,189	1,096
Changes in assets and liabilities:
Decrease in accounts receivable	7,103	18,641
Increase in inventory	(14,061)	(10,657)
(Increase) decrease in other current assets	(873)	1,200
Decrease in accounts payable	(14,577)	(12,063)
Decrease in accrued liabilities	(2,692)	(12,519)
Decrease in income taxes payable	(2,790)	(936)
(Decrease) increase in deferred pension and postretirement benefits	(52)	448
Decrease in other long-term liabilities	(399)	(405)
Other, net	442	(725)
Cash used for operating activities	(3,395)	(3,657)
Investing activities:
Capital expenditures	(5,246)	(9,312)
Proceeds from disposition of capital assets	64	-
Cash used for investing activities	(5,182)	(9,312)
Financing activities:
Borrowings under credit facilities	-	34,500
Repayments of credit facility borrowings	(5,000)	(24,500)
Repayments of other long-term debt	(541)	(285)
Common stock dividends paid	(2,637)	(2,659)
Issuance of common stock	10,030	3,075
Payroll tax paid to settle shares forfeited upon vesting of stock	(492)	(454)
Purchase of treasury stock	(1,927)	(4,639)
Cash (used for) provided by financing activities	(567)	5,038
Effect of exchange rate changes on cash and cash equivalents	949	177
Decrease in cash and cash equivalents	(8,195)	(7,754)
Cash and cash equivalents at beginning of period	51,621	30,868
Cash and cash equivalents at end of period	$43,426	$23,114

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATIONS (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended January 31,
	2021	2020
Cash used for operating activities	$(3,395)	$(3,657)
Capital expenditures	(5,246)	(9,312)
Free Cash Flow	$(8,641)	$(12,969)

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.
	As of January 31,
	2021	2020
Revolving Credit Facility	$98,000	$152,500
Finance Lease Obligations	15,619	16,047
Total Debt (1)	113,619	168,547
Less: Cash and cash equivalents	43,426	23,114
Net Debt	$70,193	$145,433

(1) Excludes outstanding letters of credit and deferred financing fees.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

	Three Months Ended			Three Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	January 31, 2021			January 31, 2020
	Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$7,852	$0.24		$10	$0.00
Reconciling items from below	1,157	0.03		1,216	0.04
Adjusted net income and adjusted EPS	$9,009	$0.27		$1,226	$0.04

Reconciliation of Adjusted EBITDA	Three Months Ended January 31, 2021			Three Months Ended January 31, 2020
	Reconciliation			Reconciliation
Net income as reported	$7,852			$10
Income tax expense	3,424			424
Other, net	(192)			(36)
Interest expense	751			1,582
Depreciation and amortization	11,015			12,905
EBITDA	22,850			14,885
Reconciling items from below	1,478			771
Adjusted EBITDA	$24,328			$15,656

Reconciling Items	Three Months Ended January 31, 2021			Three Months Ended January 31, 2020
	Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$230,147	$-		$196,597	$-
Cost of sales	176,397	-		157,427	-
Selling, general and administrative	30,861	(1,439)	(1)	24,132	(618)	(1)
Restructuring charges	39	(39)	(2)	153	(153)	(2)
EBITDA	22,850	1,478		14,885	771
Depreciation and amortization	11,015	-		12,905	(731)	(3)
Operating income	11,835	1,478		1,980	1,502
Interest expense	(751)	-		(1,582)	-
Other, net	192	78	(4)	36	60	(4)
Income before income taxes	11,276	1,556		434	1,562
Income tax expense	(3,424)	(399)	(5)	(424)	(346)	(5)
Net income	$7,852	$1,157		$10	$1,216

Diluted earnings per share	$0.24			$0.00

(1) Transaction and advisory fees, $1.4 million related to the loss on a sale of a plant in 2021, and $0.6 million related to executive severance charges in 2020.
(2) Restructuring charges related to the closure of manufacturing plant facilities.
(3) Accelerated depreciation and amortization for equipment replacement in the North American Fenestration segment in 2020.
(4) Foreign currency transaction losses.
(5) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended January 31, 2021	Three Months Ended October 31, 2020	Three Months Ended July 31, 2020	Three Months Ended April 30, 2020	Total

	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income as reported	$7,852	$22,152	$10,833	$5,501	$46,338
Income tax expense	3,424	4,906	4,345	2,129	14,804
Other, net	(192)	(164)	220	(300)	(436)
Interest expense	751	935	1,165	1,563	4,414
Depreciation and amortization	11,015	11,378	11,060	11,886	45,339
EBITDA	22,850	39,207	27,623	20,779	110,459
Selling, general and administrative (1)	1,439	-	-	780	2,219
Restructuring charges (2)	39	145	73	251	508
Adjusted EBITDA	$24,328	$39,352	$27,696	$21,810	$113,186

(1) Transaction and advisory fees, loss on the sale of a plant, and executive severance charges.
(2) Restructuring charges relate to the closure of manufacturing plant facilities.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total

Three months ended January 31, 2021
Net sales	$128,116	$49,091	$53,994	$(1,054)	$230,147
Cost of sales	99,393	31,791	45,874	(661)	176,397
Gross Margin	28,723	17,300	8,120	(393)	53,750
Gross Margin %	22.4%	35.2%	15.0%		23.4%
Selling, general and administrative	12,370	6,595	4,863	7,033	30,861
Restructuring charges	39	-	-	-	39
Depreciation and amortization	5,111	2,518	3,270	116	11,015
Operating income (loss)	11,203	8,187	(13)	(7,542)	11,835
Depreciation and amortization	5,111	2,518	3,270	116	11,015
EBITDA	16,314	10,705	3,257	(7,426)	22,850
Loss on sale of plant	-	-	-	1,439	1,439
Restructuring charges	39	-	-	-	39
Adjusted EBITDA	$16,353	$10,705	$3,257	$(5,987)	$24,328
Adjusted EBITDA Margin %	12.8%	21.8%	6.0%		10.6%

Three months ended January 31, 2020
Net sales	$110,452	$36,766	$50,044	$(665)	$196,597
Cost of sales	88,696	25,244	43,842	(355)	157,427
Gross Margin	21,756	11,522	6,202	(310)	39,170
Gross Margin %	19.7%	31.3%	12.4%		19.9%
Selling, general and administrative	13,055	5,950	4,853	274	24,132
Restructuring charges	91	-	62	-	153
Depreciation and amortization	6,979	2,408	3,402	116	12,905
Operating income (loss)	1,631	3,164	(2,115)	(700)	1,980
Depreciation and amortization	6,979	2,408	3,402	116	12,905
EBITDA	8,610	5,572	1,287	(584)	14,885
Transaction and advisory fees	-	-	-	55	55
Severance related to reorganization	-	-	-	563	563
Restructuring charges	91	-	62	-	153
Adjusted EBITDA	$8,701	$5,572	$1,349	$34	$15,656
Adjusted EBITDA Margin %	7.9%	15.2%	2.7%		8.0%

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended
	January 31, 2021	January 31, 2020

NA Fenestration:
United States - fenestration	$112,300	$96,847
International - fenestration	7,778	6,434
United States - non-fenestration	5,398	4,563
International - non-fenestration	2,640	2,608
	$128,116	$110,452
EU Fenestration (1):
International - fenestration	$41,354	$30,964
International - non-fenestration	7,737	5,802
	$49,091	$36,766
NA Cabinet Components:
United States - fenestration	$2,974	$3,147
United States - non-fenestration	50,502	46,450
International - non-fenestration	518	447
	$53,994	$50,044
Unallocated Corporate & Other:
Eliminations	$(1,054)	$(665)
	$(1,054)	$(665)

Net Sales	$230,147	$196,597

(1) Reflects increase of $1.7 million in revenue associated with foreign currency exchange rate impacts for the three months ended January 31, 2021.